                                                                     Exhibit 4.3


         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of the Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

REGISTERED                                                            REGISTERED

                                PULTE CORPORATION

                          8.125% SENIOR NOTES DUE 2011


                                                           $200,000,000
                                                           CUSIP No. 745867 AH 4

No. 001
    ---

         PULTE CORPORATION, a corporation duly organized and existing under the laws of Michigan (herein called the "Company", which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., c/o Depository Trust Company, 55 Water Street,
New York, New York 10041, or registered assigns, the principal sum of Two
Hundred Million ($200,000,000) on March 1, 2011 and to pay interest thereon from February 26, 2001, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2001, at the rate of 8.125% per annum, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the same rate per annum on any overdue principal and premium, if any, and on any overdue installment of interest; provided that the interest rate on this Security shall be subject to increase under the circumstances provided below. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be August 15 or February 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record
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Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by United States dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the payee with a bank located in the United States.

         Payments of interest hereon with respect to any Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.

         This Security is a Global Security within the meaning of the Indenture and is registered in the name of the Depositary for this series of Securities or a nominee of the Depositary. Subject to the terms of the Indenture, beneficial interests in this Security shall be held through the book-entry facilities of the Depositary, and such beneficial interests shall be held in minimum denominations of $1,000 and integral multiples thereof. As long as this Security is registered in the name of a Depositary or its nominee, the Company will make, or will cause the Trustee to make, payments of principal of and premium, if any, and interest on this Security by wire transfer of immediately available funds to such Depositary or its nominee. Notwithstanding the above, the final payment on this Security will be made only upon presentation and surrender of this Security at an office or agency maintained by the Company for that purpose in any Place of Payment for the Securities of this series.

         This Security is one of a duly authorized issue of securities of the Company (hereinafter called the "Securities"), issued or to be issued in one or more series under an Indenture, dated as of October 24, 1995 (as amended by the Indenture Supplement dated as of August 27, 1997, the Indenture Supplement dated as of March 20, 1998, the Indenture Supplement dated as of January 31, 1999, the Indenture Supplement dated as of April 3, 2000 and the Indenture Supplement (the "Fifth Indenture Supplement"), dated as of February 21, 2001 (as so amended, the "Indenture")), each between the Company and Bank One Trust Company, N.A. (successor-in-interest to The First National Bank of Chicago), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the


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
Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, initially limited in aggregate principal amount to $200,000,000; provided that the aggregate principal amount of the Securities of this series which may be outstanding may be increased by the Company upon the terms and subject to the conditions set forth in the Fifth Indenture Supplement. The Securities of this series are issuable only in registered form, without coupons, in the denominations specified in the Fifth Indenture Supplement. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         If an Event of Default with respect to the Securities shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Outstanding Securities. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As set forth in, and subject to the provisions of, the Indenture, no Holder of any Security will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (or premium, if any) or interest on this Security on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

         In the event of any Change in Control Triggering Event in respect of the Company occurring on or prior to maturity of the Securities, each Holder of Securities will have the right, at the Holder's option, subject to the terms of the Indenture, to require the Company to purchase all or any part (provided that the principal amount is $1,000 or an integral multiple thereof) of such Holder's Securities on the date that is 30 business days after such Change in Control Triggering Event (the "Change in Control Purchase Date") at a cash price equal to the principal amount thereof plus accrued interest to the Change in Control Purchase Date.

         All terms used in this Security which are defined in the Fifth Indenture Supplement shall have the meanings assigned to them in the Fifth Indenture Supplement and all other terms used in this Security and defined elsewhere in the Indenture shall have the meanings assigned to them therein.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to below, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


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
         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

              PULTE CORPORATION


[SEAL]        By: /s/ Bruce E. Robinson
                 --------------------------------
              Name:  Bruce E. Robinson
              Title: Vice President


Attest:



By: /s/ John R. Stoller
   --------------------------------
    Name:  John R. Stoller
    Title: Secretary

Dated: February 26, 2001


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                       BANK ONE TRUST COMPANY, N.A.,
                                       as Trustee


                                       By: /s/ Jeff Eubank
                                          --------------------------------
                                          Authorized Signature

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription above, shall be construed as though they were written out in full according to applicable laws or regulations.

         TEN COM  -  as tenants in common
         TEN ENT  -  as tenants by the entireties
         JT TEN   -  as joint tenants with right of survivorship and not as
                         tenants in common

         UNIF GIFT MIN ACT - ____________________ Custodian  ________________
                                   (Cust)                         (Minor)


                                       under the Uniform Gifts to Minors Act

                                       _____________________________________
                             (State)

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned registered holder(s) hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE __________
________________________________________________________________________________
(Please Print or Typewrite Name and Address Including Postal Zip Code of
Assignee)

________________________________________________________________________________
the within Security and all rights thereunder, and hereby irrevocably constitute(s) and appoint(s)

________________________________________________________________________________
attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:________________
Signature Guaranteed:

NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the within instrument in every particular, without alteration or enlargement or any change whatever. The signature(s) must be guaranteed by an eligible guarantor institution with membership in an approved signature guarantee "medallion" program pursuant to Commission Rule 17Ad-15.

                                    GUARANTEE

         For value received, each of the undersigned hereby irrevocably and unconditionally guarantees, jointly and severally, on a senior basis to the Holder of this Security and to the Trustee, on behalf of the Holder, (i) the due and punctual payment of the principal of, premium, if any, and interest on this Security, when and as the same shall become due and payable, whether at Stated Maturity, purchase upon Change in Control Triggering Event, by declaration of acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, premium, if any, and interest, if any, on this Security, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holder of this Security or the Trustee all in accordance with the terms of this Security and the Indenture and (ii) in the case of any extension of time of payment or renewal of this Security or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, purchase upon Change in Control Triggering Event, by declaration of acceleration or otherwise (the obligations in clauses (i) and (ii) hereof being the "Guaranteed Obligations"). This Guarantee will not be valid or obligatory for any purpose until the Trustee duly executes the certificate of authentication on the Security upon which this Guarantee is endorsed.

Dated: February 26, 2001

                                       Abacoa Homes, Inc.,
                                       a Florida corporation:

                                       American Title of the Palm Beaches Corp., a Michigan corporation:

                                       American Title of the Palm Beaches, Ltd., a Florida corporation:

                                       Carr's Grant, L.L.C.,
                                       a Maryland limited liability company:

                                       Devtex Land, L.P.,
                                       a Texas limited partnership:

                                       DiVosta and Company, Inc.,
                                       a Florida corporation:

                                       DiVosta Building Corporation,
                                       a Florida corporation:

                                       DiVosta Homes, Inc.,
                                       a Florida corporation:

                                       Florida Building Products, Inc.,
                                       a Florida corporation:

                                       Florida Club Homes, Inc.,
                                       a Florida corporation:

                                       Hammock Reserve Development Company,
                                       a Florida corporation:

                                       Harrison Hills, LLC, a
                                       Maryland limited liability
                                       company:

                                       Homesite Solutions Corporation,
                                       a Michigan corporation:

                                       Island Walk Development Company,
                                       a Florida corporation:

                                       One Willowbrook L.L.C.,
                                       a Maryland limited liability company:

                                       PB Venture L.L.C.,
                                       a Michigan limited liability company:

                                       PBW Corporation, a Michigan
                                       corporation:

                                       PC/BRE Development L.L.C.,
                                       a Delaware limited liability company:

                                       PC/BRE Springfield L.L.C.,
                                       a Delaware limited liability company:

                                       PC/BRE Venture L.L.C.,
                                       a Delaware limited liability company:

                                       PC/BRE Whitney Oaks L.L.C.,
                                       a Delaware limited liability company:

                                       PC/BRE Winfield L.L.C.,
                                       a Delaware limited liability company:

                                  PC/Palm Beach, Inc.,
                                  a Michigan corporation:

                                  PN I, Inc.,
                                  a Nevada corporation:

                                  PN II, Inc.,
                                  a Nevada corporation:

                                  Pulte Communities NJ, Limited Partnership, a Michigan limited partnership:

                                  Pulte Development Corporation,
                                  a Michigan corporation:

                                  Pulte Home Corporation,
                                  a Michigan corporation:

                                  Pulte Home Corporation of New England,
                                  a Michigan corporation:

                                  Pulte Home Corporation of the Delaware Valley, a Michigan corporation:

                                  Pulte Homes of Greater Kansas City, Inc., a Michigan corporation:

                                  Pulte Homes of Michigan Corporation,
                                  a Michigan corporation:

                                  Pulte Homes of Michigan I L.P.,
                                  a Michigan limited partnership:

                                  Pulte Homes of Minnesota Corporation,
                                  a Minnesota corporation:

                                  Pulte Homes of NJ, Limited
                                  Partnership, a Michigan
                                  limited partnership:

                                  Pulte Homes of New York, Inc.
                                  a Michigan corporation:

                                  Pulte Homes of Ohio Corporation,
                                  an Ohio corporation:

                                      Pulte Homes of PA, Limited Partnership,
                                      a Michigan limited partnership:

                                      Pulte Homes of South Carolina, Inc.,
                                      a Michigan corporation:

                                      Pulte Homes of Texas, L.P.,
                                      a Texas limited partnership:

                                      Pulte Homes Tennessee Limited Partnership, a Nevada limited partnership:

                                      Pulte Land Company, LLC,
                                      a Michigan limited liability company:

                                      Pulte Land Development Corporation,
                                      a Michigan corporation:

                                      Pulte Lifestyle Communities, Inc.,
                                      a Michigan corporation:

                                      Pulte Michigan Holdings Corporation,
                                      a Michigan corporation:

                                      Pulte Michigan Services, LLC,
                                      a Michigan limited liability company:

                                      Pulte Payroll Corporation,
                                      a Michigan corporation:

                                      Pulte-IN Corp.,
                                      a Michigan corporation:

                                      Radnor Homes, Inc.,
                                      a Michigan corporation:

                                      Riverwalk Commerce Acquisition Corp.,
                                      a Michigan corporation:

                                      RiverWalk of the Palm Beaches
                                      Development Company, Inc.,
                                      a Florida corporation:

                                      RN Acquisition 2 Corp.,
                                      a Nevada corporation:

                                      Sean/Christopher Homes, Inc.,
                                      a Michigan corporation:

                                      Village Walk Development Company, Inc.,
                                      a Florida corporation:

                                      Wilben, LLLP,
                                      a Maryland limited liability partnership:

                                      Wil Corporation,
                                      a Michigan corporation:


                                      By: /s/ Bruce E. Robinson
                                          --------------------------------------
                                           Authorized Signatory for each of the
                                           Guarantors

                                           Attest: /s/ John R. Stoller


                                      By: /s/ John R. Stoller
                                          --------------------------------------
                                           Authorized Signatory for each of the
                                           Guarantors


This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated: February 26, 2001              BANK ONE TRUST COMPANY, N.A.,
                                      as Trustee

                                      By: /s/ Jeff Eubank
                                          --------------------------------------
                                                   Authorized Officer


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